                                                                    Exhibit 99.1

NEWS RELEASE

                                                                       CONTACTS:
                                                                  John Greenagel
                                                            AMD Public Relations
                                                                  (408) 749-3310
                                                  E-mail: john.greenagel@amd.com
                                                          ----------------------

                                                                    Toni Beckham
                                                          AMD Investor Relations
                                                                  (408) 749-3127
                             E-Mail: investorrelations-ca.communications@amd.com



                        AMD REPORTS THIRD QUARTER RESULTS

     -- Company Reports Lower Revenues on Record Unit Sales of AMD Athlon(TM) and AMD Duron(TM) Processors at Depressed Prices--

     SUNNYVALE, CA - October 17, 2001 - AMD today reported results for the quarter ended September 30, 2001.

     Net sales for the third quarter of 2001 were $765,870,000, a decline of 22 percent compared with sales of $985,264,000 in the second quarter of 2001. AMD reported sales of $1,206,549,000 in the third quarter of 2000.

     The pro forma net loss for the quarter, which excludes one-time charges, amounted to $97,424,000, which was equivalent to $0.28 per share. The pro forma net loss excludes the effects of restructuring and other special charges amounting to $89.3 million and additional inventory provisions amounting to $6.9 million. These charges were associated with the company's previously announced plans to close wafer fabrication facilities and reduce other manufacturing activities and administrative support that primarily serve AMD foundry service operations. The pro forma net loss also excludes the effects of a charge amounting to $22 million for impaired investments. Total pro forma adjustments, net of tax credits, amounted to $89.5 million.

                                     -more-

         The total net loss under GAAP (generally accepted accounting principles) for the third quarter of 2001 was $186,929,000, which amounted to $0.54 per share on 345,044,000 shares outstanding. In the second quarter of 2001, AMD reported net income of $17,352,000, which amounted to $0.05 per diluted share.

         Net sales for the first nine months of 2001 were $2,939,881,000, compared with $3,469,015,000 for the first nine months of 2000, a decline of 15 percent. Pro forma net income for the first nine months of 2001 amounted to $44,766,000, or $0.13 per diluted share. Pro forma net income for the first nine months of 2000 amounted to $615,792,000, or $1.81 per diluted share.

         The total net loss under GAAP for the first nine months of 2001 was $44,739,000, or $0.14 per share. Net income for the first nine months of 2000 was $805,058,000, or $2.36 per diluted share.

         Memory Group sales in the third quarter of 2001 at $210 million declined by 34 percent from the second quarter of 2001, reflecting continuing weakness in the communication sector and excess inventories of flash memory devices at major customers.

         The company reported record unit sales of AMD Athlon(TM) and AMD Duron(TM) processors in the quarter. Total PC processor unit sales for the third quarter of 2001, at more than 7.7 million units, remained at the record level of the immediate-prior quarter. In the face of very aggressive competition, average selling prices (ASPs) for PC processors declined by 20 percent sequentially.

         "AMD held market share in the 22 percent range in a very weak PC market made more difficult by our principal competitor's efforts to halt our forward momentum," said W. J. Sanders III, chairman and chief executive officer. "Those efforts have failed as the performance deficiencies of computers based on Intel's Pentium(R) 4 processors have become increasingly evident. Nevertheless, drastic price cuts and large, cash-backed marketing programs from Intel had the effect of driving down ASPs on PC processors in the market segments where we compete directly.

                                     -more-

         "During the quarter, AMD commenced shipments of the newest member of the AMD Athlon processor family, the AMD Athlon XP processor, based on the `Palomino' core. AMD Athlon XP processors were designed to deliver extreme performance on the desktop running the new Microsoft(R) Windows(R) XP operating system. The AMD Athlon XP processor outperforms any other PC processor in the world, unlocking the full potential of a PC when combined with the Windows XP operating system," Sanders said.

         "Earlier this week at the Microprocessor Forum, the industry's leading microprocessor technical conference, AMD revealed more details about the architecture of the eighth-generation Hammer family of PC processors planned for introduction late next year. The Hammer family will feature on-chip memory control as well as a highly scalable system bus that uses HyperTransport(TM) technology, enabling the chips inside PCs to communicate with each other up to 24 times faster than with existing technologies. We believe the Hammer family will continue AMD's performance leadership in the PC processor market.

         "AMD employees throughout the world responded valiantly in the wake of the terrorist attacks in New York and Washington. Despite disruption of air transportation services following the attacks, AMD maintained its operational excellence and met all commitments to customers," Sanders concluded.

         The company also reported the repurchase of 6.3 million shares of its common stock during the quarter.

Current Outlook

         The company's outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. The company's current outlook is based on the following projections:

         Demand for flash memory devices from new customers is expected to offset continuing weakness in demand from customers in the communications sector, where inventories continue to exceed desired levels. Uncertainty in the economy reflecting declining consumer sentiment suggests caution in attempting a precise forecast. Accordingly, the company projects that Memory Group sales in the fourth quarter will range from unchanged to growth of 10 percent over the level of the third quarter of 2001.

                                     -more-

         The company expects that the normal seasonality that was to have benefited the PC market in the fourth quarter will be muted at best in light of the impact of global economic uncertainty on consumer spending.

         Unit sales of PCs are expected to grow only modestly in the fourth quarter of 2001 from the levels of the third quarter. The encouraging reception of the new AMD Athlon XP processor, the world's highest-performance PC processor; the acceptance of AMD's first multiprocessor server and workstation product, the AMD Athlon MP processor; and the growing success in commercial markets of the AMD Athlon family offerings presage continuing growth in unit shipments of AMD PC processors.

         In the current quarter, the company again expects to achieve record unit volume sales of AMD Athlon and AMD Duron processors. The company's strengthening competitive position is expected to result in attenuating price declines and to generate revenues ranging from the level of the third quarter of 2001 to as much as 10 percent growth sequentially.

         If current conditions prevail and as revenues from the company's other IC products and foundry services decline, the company expects that overall revenues will range from flat to high single-digit percentage growth in the fourth quarter.

         Revenues in this range would be insufficient to offset the current level of expenses, and therefore the company currently expects to report an operating loss in the fourth quarter.

AMD Teleconference

         AMD will hold a teleconference for the financial community at 2:30 PM Pacific Daylight Time today to discuss third-quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or
                                  ---------------------
http://www.StreetEvents.com. The webcast will be available for two weeks after
----------------------------
the teleconference.

                                     -more-

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen, and that consumer confidence will continue to decline, resulting in lower than expected sales in the quarter; that Intel Corporation pricing, marketing programs, product bundling, new product introductions or other activities targeting the company's processor business will prevent attainment of the company's current PC processor sales plans; that demand for personal computers and, in turn, demand for the company's seventh-generation PC processors will be lower than currently expected; that demand from new customers for the company's flash memory products will be lower than currently expected; that changes in customer needs will dampen anticipated demand for the company's flash memory products; that the company will not continue to be successful in ramping production of the company's highest-performance AMD Athlon processors in Fab 30 in Dresden, Germany; and that the company will not be able to maintain or grow revenues in the current quarter consistent with its current forecast. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 31, 2000, and the report on Form 10-Q for the quarter ended July 1, 2001.

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Fortune 500 and Standard & Poor's 500 company, produces microprocessors, flash memory devices, and support circuitry for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $4.6 billion in 2000. (NYSE:
AMD).

                                     -more-

Visit AMD on the Web

         For more AMD news and product information, please visit our virtual pressroom at www.amd.com/news/virtualpress/index.html. Additional press releases
             ----------------------------------------
are available at www.amd.com/news/news.html.
                 --------------------------


                                      -30-




AMD, the AMD logo, AMD Athlon, AMD Duron and combinations thereof are trademarks of Advanced Micro Devices, Inc. HyperTransport is a trademark of the HyperTransport Technology Consortium.

 Other product names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS
(Thousands)

                                                                                 Sept. 30,          July 1,          December 31,
                                                                                   2001              2001                2000*
------------------------------------------------------------------------------------------------------------------------------------
                                                                               (unaudited)        (unaudited)
Assets

Current assets:
    Cash, cash equivalents and short-term investments                          $   903,534        $ 1,057,163         $ 1,293,165
    Accounts receivable, net                                                       588,563            728,356             547,200
    Inventories                                                                    449,078            400,849             343,541
    Deferred income taxes                                                          168,846            188,946             218,527
    Prepaid expenses and other current assets                                      289,722            175,522             255,256

------------------------------------------------------------------------------------------------------------------------------------

           Total current assets                                                  2,399,743          2,550,836           2,657,689

Property, plant and equipment, net                                               2,715,292          2,668,271           2,636,467
Investment in joint venture                                                        396,351            377,639             261,728
Other assets                                                                       227,819            234,207             211,851

------------------------------------------------------------------------------------------------------------------------------------

                                                                               $ 5,739,205        $ 5,830,953         $ 5,767,735
====================================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                                           $   369,064        $   314,606         $   477,369
    Accrued compensation and benefits                                              143,987            121,523             172,815
    Accrued liabilities                                                            382,797            315,928             276,721
    Income tax payable                                                              49,591             38,184              74,806
    Deferred income on shipments to distributors                                    34,620             67,407              92,828
    Current portion of long-term debt, capital
      lease obligations and other                                                  192,487            220,080             129,570
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           Total current liabilities                                             1,172,546          1,077,728           1,224,109

Deferred income taxes                                                              139,850            198,203             203,986
Long-term debt, capital lease obligations and other,
  less current portion                                                             796,021            754,717           1,167,973

Stockholders' equity:
    Capital stock:
       Common stock, par value                                                       3,471              3,464               3,141
    Capital in excess of par value                                               1,890,646          1,955,498           1,406,290
    Retained earnings                                                            1,811,522          1,998,450           1,856,261
    Accumulated other comprehensive loss                                           (74,851)          (157,107)            (94,025)
------------------------------------------------------------------------------------------------------------------------------------

              Total stockholders' equity                                         3,630,788          3,800,305           3,171,667

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                                                                               $ 5,739,205        $ 5,830,953         $ 5,767,735
====================================================================================================================================

*Derived from the December 31, 2000 audited financial statements of Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands except per share amounts)

                                                                 Quarter Ended                           Nine Months Ended
                                                                  (Unaudited)                               (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                   Sept. 30,        July 1,          Oct. 1,         Sept. 30,         Oct. 1,
                                                    2001             2001             2000             2001             2000
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                       $   765,870      $   985,264      $ 1,206,549      $ 2,939,881      $ 3,469,015

Cost of sales                                       594,056          636,199          639,010        1,945,085        1,857,334
Research and development                            161,185          171,114          162,764          490,059          479,712
Marketing, general and
   administrative                                   150,918          156,291          141,931          456,346          438,259
Restructuring and other
   special charges                                   89,305             --               --             89,305             --

------------------------------------------------------------------------------------------------------------------------------------
                                                    995,464          963,604          943,705        2,980,795        2,775,305
------------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                            (229,594)          21,660          262,844          (40,914)         693,710

Gain on sale of Legerity                               --               --            336,899             --            336,899
Interest and other income (expense), net            (11,220)          12,308           19,789           19,911           60,852
Interest expense                                     (9,946)         (20,199)         (17,382)         (51,790)         (40,105)

------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes, equity in
   joint venture and extraordinary item            (250,760)          13,769          602,150          (72,793)       1,051,356

Provision (benefit) for income taxes                (65,018)           3,717          175,009           (8,758)         226,787

------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before equity in joint
   venture and extraordinary item                  (185,742)          10,052          427,141          (64,035)         824,569

Equity in net income (loss) in
   joint venture                                     (1,187)           7,300            4,406           19,296            3,469

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Income (loss) before extraordinary item            (186,929)          17,352          431,547          (44,739)         828,038

Extraordinary item - debt retirement,
   net of tax benefit                                  --               --             22,980             --             22,980

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Net income (loss)                               $  (186,929)     $    17,352      $   408,567      $   (44,739)     $   805,058

------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per common share

Basic:
Income (loss) before extraordinary item         $     (0.54)     $      0.05      $      1.38      $     (0.14)     $      2.69
Net income (loss)                               $     (0.54)     $      0.05      $      1.31      $     (0.14)     $      2.61

Diluted:
Income (loss) before extraordinary item         $     (0.54)     $      0.05      $      1.24      $     (0.14)     $      2.42
Net income (loss)                               $     (0.54)     $      0.05      $      1.18      $     (0.14)     $      2.36

------------------------------------------------------------------------------------------------------------------------------------

Shares used in per share calculation

-Basic                                              345,044          330,120          311,943          329,837          307,942
-Diluted                                            345,044          340,533          352,893          329,837          350,082

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